UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2012

CEC ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 West Airport Freeway Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

(972) 258-8507

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 5, 2012, CEC Entertainment, Inc. (the “Company”) appointed Laurie E. Priest, 39, as the Company’s Vice President, Controller and Principal Accounting Officer. Prior to joining the Company, Ms. Priest served as Manager of Accounting Standards at Kimberly-Clark Corporation, a New York Stock Exchange listed company engaged in the manufacturing and marketing of essential products made from natural or synthetic fibers, from January 2010 to February 2012. From October 2003 to November 2009, Ms. Priest held various financial positions including Director, Financial Reporting with Centex Corporation (a predecessor to PulteGroup, Inc.), a New York Stock Exchange listed company in the residential homebuilding and mortgage lending industry. From September 1996 to October 2003, Ms. Priest worked for public accounting firms, where she held various roles, including most recently Audit Senior Manager with KPMG LLP. Ms. Priest is a Certified Public Accountant.

Ms. Priest’s annual base compensation is $165,000 and she is eligible to participate in the Company’s bonus incentive plan at an incentive target of 25% of her base compensation. Ms. Priest will receive a prorated grant of $70,000 of restricted stock under the Company’s Third Amended and Restated 2004 Restricted Stock Plan, subject to the approval of the Company’s Compensation Committee. Ms. Priest is also entitled to the standard perquisites offered to the Company’s Vice Presidents, including a monthly car allowance and yearly car insurance reimbursement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: March 9, 2012	By:	/s/ Tiffany B. Kice
Tiffany B. Kice
Executive Vice President, Chief Financial Officer and Treasurer

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